Exhibit 10.18
                                                                   -------------

                                INTEREST EXPENSE
                                ----------------
                                 ACKNOWLEDGEMENT
                                 ---------------


         This Interest Expense Acknowledgement (the "Acknowledgement") is made as of this 1st day of February 2006 by and between Enron Wind Systems, LLC, a California limited liability company ("EWS"), and Zond Windsystem Partners, Ltd. Series 85-A, a California limited partnership (the "Partnership").

                                    RECITALS
                                    --------

         A. WHEREAS, EWS is the assignee under and holder of those certain promissory notes made by the Partnership described on Exhibit A attached hereto
                                                      ---------
(collectively, the "Promissory Notes"), which Promissory Notes were previously held by ZWHC LLC as successor to Zond Construction Corporation III.

         B. WHEREAS, since January 1, 1996 neither ZWHC LLC nor EWS has required the Partnership to pay, and the Partnership has not paid, any interest on the outstanding principal of the Promissory Notes other than the interest set forth on the amortization schedules that are attached to the Promissory Notes, as amended (the "Amortization Schedules").

         C. WHEREAS, the parties have been unable to locate the written documentation, if any, that memorializes the arrangement described in Recital B above relating to the payment of interest on the Promissory Notes for the period on and after January 1, 1996 and they desire to acknowledge, confirm and memorialize such arrangement pursuant to this Acknowledgement.

         NOW, THEREFORE, it is hereby acknowledged and confirmed as follows:

                                 ACKNOWLEDGEMENT
                                 ---------------

         1. Interest Payments Due Under the Promissory Notes. The parties hereby
            ------------------------------------------------
acknowledge, confirm and agree that, with respect to interest payable under the Promissory Notes since January 1, 1996, the Partnership has been and is required to pay only that interest set forth on the Amortization Schedules. Without limiting the generality of the foregoing, the Partnership has not been and is not required to pay any additional or other interest, except the interest set forth on the Amortization Schedules, with respect to (i) the portion of the annual principal payments that was due and unpaid under the Promissory Notes at the end of any calendar year from 1996 through 2001 and (ii) any principal balance of the Promissory Notes outstanding at any time after the maturity date of the Promissory Notes, either pursuant to the agreement acknowledged herein or otherwise.

         2. Principal Payments Under the Promissory Notes. The parties hereby
            ---------------------------------------------
acknowledge that during the calendar years 1996 through 2001 the Partnership did not pay all of the regularly scheduled principal payments due under the Promissory Notes and, notwithstanding the maturity of the Promissory Notes in December 2001, the Partnership has not paid all of the outstanding principal balance on the Promissory Notes. The Partnership acknowledges that (i) it is in default under the Promissory Notes, (ii) such outstanding principal balance on the Promissory Notes is due and payable to EWS and (iii) the payment of such outstanding principal balance has not been waived, forgiven or reduced in any manner by EWS, either pursuant to this Acknowledgement or otherwise.

         3. Miscellaneous Provisions.
            ------------------------

            3.1  Further Assurances. The parties agree to perform all such acts
                 ------------------
(including, without limitation, executing and delivering instruments and documents) as reasonably may be necessary to effectuate fully the intent and each and all of the purposes of the agreement acknowledged in this Acknowledgement.

            3.2  Governing Law. This Acknowledgement shall be governed by and
                 -------------
construed in accordance with the laws of the State of California.

            3.3  Successors and Assigns. The agreement acknowledged in this
                 ----------------------
Acknowledgement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

            3.4  Counterparts. This Acknowledgement may be executed in
                 ------------
counterparts, each of which shall be deemed an original, when executed, separately or together, and all of such counterparts shall constitute a single original instrument, effective in the same manner as if all parties hereto had executed one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement to be duly executed as of the date hereinabove first written.


EWS                                        Partnership
---                                        -----------

Enron Wind Systems, LLC                    Zond Windsystem Partners, Ltd. Series
                                           85-A, a California limited
By:  Enron Wind LLC, its sole member       partnership
By:  Enron Renewable Energy Corp.,
       its sole member

By:   /s/ Jesse E. Neyman                  By:  /s/ Jesse E. Neyman
   ----------------------------------         ----------------------------------

Name:   Jesse E. Neyman                    Name:   Jesse E. Neyman
     --------------------------------           --------------------------------

Title:  President and CEO                  Title:  President
      -------------------------------            -------------------------------

Address                                    Address
-------                                    -------

1221 Lamar                                 1221 Lamar
Suite 1600                                 Suite 1600
Houston, TX  77010                         Houston, TX  77010



Agreed to and acknowledged by:

ZWHC LLC

By:  Enron Wind Systems, LLC, its sole
       member
By:  Enron Wind LLC, its sole member
By:  Enron Renewable Energy Corp., its
       sole member

By:  /s/ Jesse E. Neyman
   ------------------------------------

Name:   Jesse E. Neyman
     ----------------------------------

Title:  President and CEO
      ---------------------------------

                                    Exhibit A
                                    ---------
                                Promissory Notes
                                ----------------


1. Series A Promissory Note dated as of November 22, 1985 in the amount of $8,568,000 issued by the Partnership to Zond Construction Corporation III ("ZCC").

2. Series A Promissory Note dated as of November 27, 1985 in the amount of $1,028,160 issued by the Partnership in favor of ZCC.

3. Series A Promissory Note dated as of December 16, 1985 in the amount of $4,112,640 issued by the Partnership in favor of ZCC.








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